                                                                     EXHIBIT 3.1

                           ARTICLES OF INCORPORATION
                                       OF
                             STURGIS BANCORP, INC.

     The undersigned incorporaters, desire to form a Corporation ("Corporation") pursuant to the provisions of Michigan Act 284, Public Acts of 1972 and, adopts the following Articles of Incorporation for the Corporation.

     FIRST.  Name.  The name of the Corporation is Sturgis Bancorp, Inc.

     SECOND. Specific Purpose. The Corporation is organized for the purpose of acting as a bank holding company under the provisions of the Bank Holding Company Act of 1956, as amended, and without in any way being limited by the forgoing specific purpose, to engage in any activity within the purpose for which the Corporation may be organized under the Michigan Business Corporation Act, as amended, including but not limited to acquiring, owning, managing and controlling banks, savings banks, bank affiliates, savings bank affiliates and bank holding companies including shares, voting securities, or all or substantially all of the assets of the forgoing entities which bank holding companies may now or hereafter be permitted by law to own, manage or control.

     THIRD. Principal Office. The principal office of the Corporation shall be located and shall conduct its business in the City of Sturgis, County of St. Joseph, State of Michigan.

     FOURTH. Registered Office and Resident Agent. The street address of the Corporation's initial registrant office is 125 E. Chicago Road, P.O. Box 600, Sturgis, Michigan 49091. The name of the Corporation's resident agent is Leonard
L. Eishen.

     FIFTH. Shares. The total number of shares of all classes of the capital stock which the Corporation has the authority to issue is ten million (10,000,000) shares of which nine million (9,000,000) shall be common stock of par value of one dollar ($1.00) per share and of which one million (1,000,000) shares shall be preferred stock of par value of one dollar ($1.00) per share. The shares may be issued from time to time as authorized by the Board of Directors without further approval of its shareholders, except as otherwise provided in this Article Fourth or to the extent of such approval is required by governing law, rule or regulation. The shares may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors' judgement as to the value of the consideration received for the shares shall be conclusive.

     Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In a case of a stock dividend, that part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for their issuance.

     No shares of capital stock (including shares issuable upon conversion, exchange, or exercise of other securities), shall be issued, directly or indirectly, to officers, directors or controlling persons of the Corporation other than as a part of a general public offering or as qualifying shares to a director, unless the issuance of the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting of shareholders.

     Nothing contained in this ARTICLE FOURTH (or supplementary Articles hereto) shall entitle the holders of any class of a series of capital stock to vote as a separate class or series or to more than one vote per share.

     Provided, that the restriction on voting separately by class or series shall not apply:

          (i) To any provision which would authorize the holders of preferred stock, voting as a class or a series, to elect some members of the Board of Directors, less than a majority thereof, in the event of default and the payment of dividends on any class or series of preferred stock.

          (ii) To any provision which would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the Corporation with another Corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a Corporation other than the Corporation if the preferred stock is exchanged for securities of such other Corporation.

          (iii) To any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this Article Fourth (or any supplementary articles hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock or substitutes the surviving corporation in a merger or consolidation for the Corporation, shall not be considered to be such an adverse change.

     A description of the different classes and series (if any) of the Corporation's capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of capital stock are as follows:

     A. Common Stock. Except as provided in this ARTICLE FOURTH (or any supplementary article thereto) the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

     Whenever there shall have been paid, or declared and set aside for payment, the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of a sinking fund, retirement fund, or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends.

     In the event of any liquidation, dissolution, or winding up of the Corporation, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock and the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Corporation available for distribution remaining after: (i) Payment or provisions for payment of the Corporation's debt and liabilities;
(ii) Distributions or provisions for distributions and settlement of its liquidation account; and (iii) Distributions or provisions for distributions to holders of any class or series of stock having preference over the common stock and the liquidation, dissolution, or winding up of the Corporation. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

     B. Preferred Stock. The Corporation may provide in supplementary sections to its Articles of Incorporation for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary article to the Articles of Incorporation. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

          (a) The distinctive serial designation and the number of the shares constituting such series;

          (b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s) the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

          (c) The voting powers, full or limited, if any, of shares of such series;

          (d) Whether the shares of such series shall be redeemable, and if so, the price(s) at which, and the terms and conditions on which such shares may be redeemed;

          (e) The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation;

          (f) Whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund in the manner of its application, including the price(s) in which such shares may be redeemed or purchased through the application of such fund;

          (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the Corporation and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms or conditions of such conversion or exchange;

          (h) The price or other consideration for which the shares of such a series shall be issued; and

          (i) Whether the shares of such series which are redeemed or converted shall have a status of authorized but unissued shares of serial preferred stock and whether such a share shall be reissued as shares of the same or any other series of serial preferred stock.

     Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

     The Board of Directors shall have the authority to divide, by the adoption of an amendment to the articles of incorporation, any authorized class of preferred stock into series, and within limitations set forth in this article and the Articles of Incorporation, fix and determine the relative rights and preferences of the shares of any series so established.

     Prior to the issuance of any preferred shares of a series established by an amendment to the Articles of Incorporation adopted by the Board of Directors, the Corporation shall file with the Secretary to the Board a dated copy of that amendment to the Articles of Incorporation establishing and designating the series and fixing and determining the relative rates and preferences thereof.

     SIXTH. Incorporaters. The name and address of the incorporaters and the number of shares subscribed for by each are as follows:

                                                                       NUMBER OF SHARES
                                                                      ------------------
                   NAME                             ADDRESS           COMMON   PREFERRED
                   ----                             -------           ------   ---------
Raymond H. Dresser, Jr....................  215 Haral Avenue          100        none
                                            Sturgis, Michigan 49091
Leonard L. Eishen,........................  66002 Knollwood Drive     100        none
                                            Sturgis, Michigan 49091
Lawrence A. Franks........................  609 E. Chicago Road       100        none
                                            Sturgis, Michigan 49091

     SEVENTH. Term. The period for which this Corporation is organized is perpetual.

     EIGHTH. Board of Directors. The Corporation shall be under the direction of a Board of Directors. The authorized number of directors, as stated in the Corporation's by-laws, shall be no fewer than five (5) nor more than twenty-five
(25).

     NINTH. Preemptive Rights. Holders of the capital stock of the Corporation do not have preemptive rights with the respect to any shares of the Corporation which may be issued.

     TENTH. Limitation of Liability of Directors. No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any action taken or failure to take actions as a director, except for liability for any of the following: (a) The amount of financial benefit received by a director to which he or she is not entitled; (b) Reckless or intentional infliction of harm on the Corporation or its shareholders; (c) A violation of section 551 of the Michigan Business Corporation Act, as amended; or (d) An intentional criminal act. If the Michigan Business Corporation Act, is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability, contained in these Articles of Incorporation shall be eliminated or limited to the fullest extent permitted by the Michigan Business Corporation Act as so amended. No amendment or repeal of Article Tenth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of any director occurring before the effective date of any such amendment or repeal.

     ELEVENTH.  Indemnification.

     A. Obligation to Indemnify. The Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal including, but not limited to, any action by or in the right of the Corporation by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic Corporation, partnership, joint venture, trust, limited liability company or other enterprise, whether for profit or not, against expenses (including actual and reasonable attorney's fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by he or she in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the Corporation or its shareholders and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nollo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner in which the person reasonable believed to be in or not opposed to the best interest of the Corporation or its shareholders, and with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. However, indemnification shall not be made for any claim, issue or matter in which such person had been found liable to the Corporation unless and only to the extent that the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for the reasonable expenses incurred. The right of indemnity provided pursuant to this ARTICLE ELEVENTH shall not be exclusive and the Corporation may provide indemnification to any person, by agreement or otherwise, on such terms and conditions that the Board of Directors may approve. Any agreement for indemnification of any director, officer, employee or other person may provide indemnification rights which are broader than or otherwise different from those set forth in, or provided pursuant to, or in accordance with, this Article, not inconsistent with law.

     B. Expenses of Successful Defense. To the extent that a person has been successful in the merits or otherwise in the defense of any action, suit or proceeding referred to in paragraph A of this ARTICLE ELEVENTH, or in defense of any claim, issue or matter in the action, suit or proceeding, the person shall be indemnified against actual and reasonable expenses (including attorney's fees) incurred by such person in connection with the action, suit or proceeding in any action, suit or proceeding brought to enforce the mandatory indemnification provided by this paragraph B.

     C. Definitions. For the purpose of paragraph A of this ARTICLE ELEVENTH, "other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and "serving at the request of the Corporation" shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, the director or officer with respect to employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner that the person reasonably believed to be in the interest of the participants and beneficiaries of a employee benefit plan shall be considered to have acted in manner "not opposed to the best interest of the Corporation or its shareholders" as referred to in paragraph A.

     D. Contract Right; Limit on Indemnity. The right to indemnification conferred in this ARTICLE ELEVENTH shall be a contract right, shall apply to services of a director or officer as an employee or agent of the Corporation as well as in such person's capacity as a director or officer from the date he or she became or becomes a director or officer, and any repeal or modification of this paragraph shall not adversely affect any right or protection existing at the time of such repeal or modification. Except as provided in paragraph B of this ARTICLE ELEVENTH, the Corporation shall have no obligation under this ARTICLE ELEVENTH to indemnify any person in connection with any proceeding, or part thereof, initiated by such person without authorization from the Board of Directors.

     E. Determination that Indemnification is Proper. Any indemnification under paragraph A of this ARTICLE ELEVENTH (unless ordered by a court) shall be made by the Corporation only as authorized in a specific case upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct set forth in paragraph A and upon an evaluation of the reasonableness of expenses and amount paid in settlement. Such determination and evaluation shall be made in any of the following ways:

          (a) By a majority vote of a quorum of the Board of Directors constituting the directors who are not parties or threatened to be made parties to such action, suit or proceeding; or

          (b) If the quorum described in subparagraph (a) above is not obtainable, then by majority vote of a committee of directors duly designated by the Board of Directors and constituting solely of two or more directors who are not at the time parties or threatened to be made parties to the action, suit or proceeding; or

          (c) By legal counsel in a written opinion which counsel shall be selected in one of the following ways:

               (i) By the Board of Directors or its committee in the matter prescribed in subparagraph (a) or (b); or

               (ii) If a quorum of the Board of Directors can not be obtained under subparagraph (a) and a committee can not be designated under subparagraph (b), by the Board of Directors; or

          (d) By the shareholders, but shares held by directors or officers who are parties or threatened to be made parties to the action, suit or proceeding may not be voted.

     F. Proportionate Indemnity. If a person is entitled to indemnification under paragraph A of this ARTICLE ELEVENTH for a portion of expenses, including attorney's fees, judgments, penalties, fines and amounts paid in settlement, but not for the total amount thereof, the Corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

     G. Expense Advance. The Corporation shall pay or reimburse the reasonable expenses incurred by the person referred to in paragraph A of this ARTICLE ELEVENTH who is a party or threatened to be made a party to an action, suit or proceeding in advance of final disposition of the proceeding, if:

          (a) The person furnishes the Corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in paragraph A; and

          (b) The person furnishes the Corporation a written undertaking executed personally, or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct. The undertaking shall be an unlimited general obligation of the person on whose behalf advances are made but need not be secured.

     H. Non-Exclusivity of Rights. The indemnification or advancement of expenses under this ARTICLE ELEVENTH is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under a contractual arrangement with the Corporation. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

     I. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorize from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to an employee or agent of the Corporation to the fullest extent of the provisions of this ARTICLE ELEVENTH with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

     J. Insurance. The Corporation may purchase and maintain insurance on behalf of itself and/or any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise against any liability asserted against he or she and incurred by him or her in a such capacity or arising out of his or her status as such, whether or not the Corporation would have power to indemnify him against such liability under the By-laws or the laws of the State of Michigan.

     K. Changes in Michigan Law. In the event of any change in the Michigan statutory provisions applicable to the Corporation relating to the subject matter of this ARTICLE ELEVENTH, then the indemnification to which any person shall be entitled hereunder shall be determined by such changed provisions, but only to the extent that any such change permits the Corporation to provide broader indemnification rights and such provisions permitted the Corporation to provide prior to any such change.

     L. Enforcement of Rights. Any indemnification or payment in advance of final disposition under this ARTICLE ELEVENTH shall be made promptly, and in any event within thirty (30) days after written request of the Corporation by the person seeking indemnification or payment. The rights granted by this ARTICLE ELEVENTH shall be enforceable by such person in any court of competent jurisdiction.

     M. Amendment or Repeal of Article Eleventh. No amendment or repeal of this ARTICLE ELEVENTH shall apply to or have any adverse effect on the indemnification rights or protection of any director or officer of the Corporation or any other person existing at the time of such amendment or repeal for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

     TWELFTH. Vote on Special Matters. The Corporation shall not take any of the following actions unless such action is authorized by a vote of seventy-five percent (75%) members of the Board of Directors of the Corporation:

          (a) Amendment to the Corporation's Article of incorporation or the By-laws;

          (b) Approval of any merger, share exchange or dissolution involving the Corporation or any of its subsidiaries;

          (c) The sale or transfer of all or substantially all of the corporate assets of the Corporation or any of its subsidiaries;

          (d) The acquisition by the Corporation of another business or operation by way of merger, share exchange, purchase of stock, purchase of assets or otherwise where in the consideration paid or delivered exceeds ten percent (10%) of the book value of the assets of the Corporation and its subsidiaries or ten percent (10%) of the fair market value of the outstanding capital stock of the Corporation, as applicable;

          (e) Any action taken by the Corporation as a shareholder of any subsidiary; and

          (f) Election of officers, nomination of directors and appointment of Board of Directors committee members.

     THIRTEENTH. Limitations. No person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than ten percent (10%) of any class of any equity security of the Corporation. This limitation shall not apply to a transaction where there is no change in the respective beneficial ownership interest of shareholders other than pursuant to exercise of any dissenter and appraisal rights, the purchase of shares by underwriters in connection with the public offering, or the purchase of shares by a tax-qualified employee stock benefit plan. In the event shares are acquired in violation of this ARTICLE THIRTEENTH, all shares beneficially owned by any person in access of ten percent (10%) shall be considered "excessive shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the shareholders for a vote. For purposes of this ARTICLE THIRTEENTH, the term "person" includes an individual, a group acting in concert, corporation, partnership, savings bank, joint stock company, trust, limited liability company, unincorporated organization, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Corporation. The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request for invitation for tenders of, a security or interest in a security for value.

     The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

     The term "acting in concert" means:

          (a) Knowing participation in a joint activity or in a conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

          (b) A combination or pooling of voting or other interest in the securities of an issue or for a common purpose pursuant to a contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

     FOURTEENTH. Special Meetings. Special meetings of shareholders relating to changes and control of the Corporation or amendment to its Articles of Incorporation shall be called only upon direction of the Board of Directors.

     FIFTEENTH. Amendment or Repeal of Chapter Seven. The Corporation hereby elects to, and shall, be governed by and subject to Chapter Seven A of the Michigan Business Corporation Act, as heretofore amended and as the same may be amended from time to time hereafter.

     SIXTEENTH. Matters to be Evaluated. The Board of Directors of the Corporation shall not approve, adopt or recommend any offer of any person or entity, other than the Corporation, to make a tender or exchange offer for any capital stock of the Corporation, to merge or consolidate the Corporation with any other entity or to purchase or otherwise acquire all or substantially all of the assets for business of the Corporation unless and until the Board of Directors shall have first evaluated the offer and determined that the offer would be in compliance with all applicable laws and that the offer is in the best interests of the Corporation and its shareholders. In connection with this evaluation as to compliance with laws, the Board of Directors shall seek and rely upon an opinion of legal counsel and it may test such compliance with laws in any state or federal court or before any state or federal administrative agency which may have appropriate jurisdiction. In connection with this evaluation as to the best interests of the Corporation and its shareholders, the Board of Directors shall consider all factors which deems relevant, including without limitation:

          (a) The adequacy and fairness of the consideration to be received by the Corporation and/or its shareholders under the offer considering historical trading prices of the Corporation's stock, the price that might be achieved in a negotiated sale of stock, the price that might be achieved in a negotiated sale of the Corporation as a whole, premiums over trading prices which have been proposed or offered with respect to the securities of other companies in the past in connection with similar offers and the future prospects for the Corporation and its business;

          (b) The potential social and economic impact of the offer and its consummation on the Corporation, its employees, customers, vendors and agents; and

          (c) The potential social and economic impact of the offer and its consummation on the communities in which the Corporation and any subsidiaries operate or are located.

     SEVENTEENTH. Amendment, Repeal. Notwithstanding any other provision to the contrary in these Articles of Incorporation or the By-laws of the Corporation, in each case as amended from time to time (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the By-laws of the Corporation), the affirmative vote of the holders of two-thirds or more of the outstanding shares of common stock shall be required to amend, repeal or adopt any provision inconsistent with Articles 9, 10, 11, 12, 13, 14, 15, and 16 of these Articles of Incorporation (other than an amendment to Articles 10 and 11 which has the effect of broadening the limitation on liability or indemnification provisions contained in those Articles).

     The incorporaters have signed these Articles of Incorporation on May 21, 2001.

/s/ Raymond H. Dresser, Jr.
---------------------------------------------------------
Raymond H. Dresser, Jr.

/s/ Leonard L. Eishen
---------------------------------------------------------
Leonard L. Eishen

/s/ Lawrence A. Franks
---------------------------------------------------------
Lawrence A. Franks

-------------------------------------------------------------------------------------------
                    MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
                          CORPORATION AND LAND DEVELOPMENT BUREAU
-------------------------------------------------------------------------------------------
         DATE RECEIVED                             (FOR BUREAU USE ONLY)

------------------------------
                                 This document is effective on
                                 the date filed, unless a
                                 subsequent effective date within
                                 90 days after received date is
                                 stated in the document.
-----------------------------------------------------------------

  NAME   John R. Dresser
         Dresser, Dresser, Haas & Caywood, P.C.
-----------------------------------------------------------------

  ADDRESS
         112 South Monroe Street
-----------------------------------------------------------------

  CITY                       STATE                    ZIP CODE
        Sturgis               MI                        49091         EFFECTIVE DATE:
-----------------------------------------------------------------     ---------------------

 DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE.
  IF LEFT BLANK DOCUMENT WILL BE MAILED TO THE REGISTERED OFFICE.

           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
             FOR USE BY DOMESTIC PROFIT AND NONPROFIT CORPORATIONS
          (Please read information and instructions on the last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

------------------------------------------------------------------------------
     1. The present name of the corporation is:  Sturgis Bancorp, Inc.

                                                                 -------------
     2. The identification number assigned by the Bureau is:         06075C
                                                                 -------------
------------------------------------------------------------------------------

------------------------------------------------------------------------------

     3. Article Seventeenth of the Articles of Incorporation is hereby amended to read as follows:

 SEVENTEENTH. Amendment, Repeal. Notwithstanding any other provision to the contrary in these Articles of Incorporation or in the By-laws of the Corporation, in each case as amended from time to time (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or By-laws of the Corporation), the affirmative vote of the holders of eighty percent or more of the outstanding shares of common stock shall be required to amend, repeal or adopt any provisions inconsistent with Articles 9, 10, 11, 12, 13, 14, 15 and 16 of these Articles of Incorporation (other than an amendment to Articles 10 and 11 which has the effect of broadening the limitation on liability or indemnification provisions contained in those Articles).

------------------------------------------------------------------------------

COMPLETE ONLY ONE OF THE FOLLOWING:
-------------------------------------------------------------------------------
4. (FOR AMENDMENTS ADOPTED BY UNANIMOUS CONSENT OF INCORPORATORS BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES.)

   The foregoing amendment to the Articles of Incorporation was duly adopted on the ______ day of ____________ , ______ , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

            Signed this ________ day of ________________ , ________

-------------------------------------    --------------------------------------
             (Signature)                               (Signature)

-------------------------------------    --------------------------------------
         (Type or Print Name)                      (Type or Print Name)

-------------------------------------    --------------------------------------
             (Signature)                               (Signature)

-------------------------------------    --------------------------------------
         (Type or Print Name)                      (Type or Print Name)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
5. (FOR PROFIT AND NONPROFIT CORPORATIONS WHOSE ARTICLES STATE THE CORPORATION IS ORGANIZED ON A STOCK OR ON A MEMBERSHIP BASIS.)

   The foregoing agreement to the Articles of Incorporation was duly adopted on the 20th day of September, 2001 by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

   [ ] at a meeting the necessary votes were cast in favor of the amendment.

   [ ] by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with
       Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note:
       Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

   [X] by written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act if a nonprofit corporation, or
       Section 407(2) of the Act if a profit corporation.

   [ ] by the board of a profit corporation pursuant to Section 611(2).


-------------------------------------------------------------------------------
                              Profit Corporations

 Signed this 20 day of September, 2001

 By /s/ Leonard L. Eishen
     ---------------------------------------------------
        (Signature of an authorized officer or agent)

         Leonard L. Eishen, President & CEO
 ---------------------------------------------------
               (Type or Print Name)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                             Nonprofit Corporations

 Signed this ____ day of , ____

 By
     ---------------------------------------------------
          (Signature of President, Vice-President,
              Chairperson or Vice-Chairperson)

 ---------------------------------------------------
   (Type or Print Name)       (Type or Print Title)
-------------------------------------------------------------------------------

Name of person or organization                 Preparer's name and business
remitting fees:                                telephone number:
                                               John R. Dresser
---------------------------------------------  ---------------------------------------------
                                               616/651-3281
---------------------------------------------  ---------------------------------------------

-------------------------------------------------------------------------------
                          INFORMATION AND INSTRUCTIONS

1. The amendment cannot be filed until this form, or a comparable document, is submitted.

2. Submit one original of this document. Upon filing, the document will be added to the records of the Corporation and Land Development Bureau. The original will be returned to your registered office address, unless you enter a different address in the box on the front of this document.

   Since this document will be maintained on optical disk media, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3. This Certificate is to be used pursuant to the provisions of section 631 of Act 284, P.A. 1972 or Act 162, P.A. of 1982, for the purpose of amending the Articles of Incorporation of a domestic profit corporation or nonprofit corporation. Do not use this form for restated articles.

4. Item 2 -- Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

5. Item 3 -- The article(s) being amended must be set forth in its entirety. However, if the article being amended is divided into separately identifiable sections, only the sections being amended need be included.

6. For nonprofit charitable corporations, if an amendment changes the term of existence to other than perpetual, Attorney General Consent should be obtained at the time of dissolution.

7. This document is effective on the date endorsed "filed" by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

8. Signatures:
     PROFIT CORPORATIONS:
     1) Item 4 must be completed and signed by at least a majority of the Incorporators listed in the Articles of Incorporation.
     2) Item 5 must be completed and signed by an authorized officer or agent of the corporation.
     NONPROFIT CORPORATIONS:
     1) Item 4 must be completed and signed by all of the incorporators listed in the Articles of Incorporation.
     2) Item 5 or 6 must be completed and signed by either the president, vice-president, chairperson or vice-chairperson.

9. NONREFUNDABLE FEE: Make remittance payable to the State of Michigan. Include
   corporation name and identification number on check or money order ...................      $10.00

  ADDITIONAL FEES DUE FOR INCREASED AUTHORIZED SHARES OF PROFIT CORPORATIONS
   ARE:
  each additional 20,000 authorized shares or portion thereof ...........................      $30.00
  maximum fee per filing for first 10,000,000 authorized shares .........................   $5,000.00
  each additional 20,000 authorized shares or portion thereof in excess of
   10,000,000 shares ....................................................................      $30.00
  maximum fee per filing for authorized shares in excess of 10,000,000 shares ......................................................,,,,,,,,,,,,,,,,,,,,,,,,. $200,000.00

-------------------------------------------------------------------------------
To submit by mail:
  Michigan Department of Consumer & Industry Services
  Corporation and Land Development Bureau
  Corporation Division
  7150 Harris Drive
  P.O. Box 30054
  Lansing, MI 48909
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
To submit in person:
  6546 Mercantile Way
  Lansing, MI
  Telephone: (517) 241-6400

Fees may be paid by VISA or Mastercard when delivered in person to our office.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
To submit electronically: (517) 334-8048 or (517) 334-6800

* To use this service complete a MICH-ELF application to provide your VISA or Mastercard number, include your assigned Filer number on your transmission. To obtain an application for a filer number, contact (517) 241-6420 or visit our WEB site at http://www.cis.state.mi.us/corp/.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------